SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of June 21, 2006, by and among Maverick Oil and Gas, Inc., a Nevada corporation, with headquarters located at 888 East Las Olas Boulevard, Suite 400, Fort Lauderdale, Florida 33301 (the "COMPANY"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "BUYER" and collectively, the "BUYERS").

         WHEREAS:

         A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "1933 ACT"), and Regulation D ("REGULATION D") promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act.

         B. The Company has authorized a new series of senior convertible debentures of the Company (the "DEBENTURES"), which Debentures shall be convertible into shares (as converted, collectively, the "CONVERSION SHARES") of the Company's common stock, $0.001 par value per share (the "COMMON STOCK"), in accordance with the terms of the Debentures.

         C. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate principal amount of Debentures, in substantially the form attached hereto as Exhibit A, set forth opposite such Buyer's name in column (3) on the Schedule of Buyers (which aggregate amount for all Buyers shall be $10,000,000) and (ii) warrants, in substantially the form attached hereto as Exhibit B (the "WARRANTS"), to acquire that number of shares (as exercised, collectively, the "WARRANT SHARES") of Common Stock set forth opposite such Buyer's name in column (4) on the Schedule of Buyers.

         D. The Debentures bear interest, which at the option of the Company, subject to certain conditions, may be paid in additional shares (collectively, the "INTEREST SHARES") of Common Stock.

         E. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide certain registration rights with respect to the Conversion Shares, the Interest Shares and the Warrant Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

         F. The Debentures, the Conversion Shares, the Interest Shares, the Warrants (including any Additional Warrants (as defined in Section 29(a) of the Debentures)) and the Warrant Shares, are collectively are referred to herein as the "SECURITIES."

         NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

         1. PURCHASE AND SALE OF DEBENTURES AND WARRANTS.

            (a) Amount. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), a principal amount of Debentures as is set forth opposite such Buyer's name in column (3) on the Schedule of Buyers, along with Warrants to acquire that number of Warrant Shares as is set forth opposite such Buyer's name in column (4) on the Schedule of Buyers.

            (b) Closing. The closing (the "CLOSING") of the purchase of the Debentures and the Warrants by the Buyers shall occur at the offices of McDermott Will & Emery LLP, 340 Madison Avenue, New York, New York 10017. The date and time of the Closing (the "CLOSING DATE") shall be 10:00 a.m., New York City Time, on the date hereof, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and each Buyer).

            (c) Purchase Price. The purchase price (the "PURCHASE PRICE") of the Debentures and related Warrants to be purchased by each Buyer at the Closing shall be equal to $1.00 for each $1.00 of principal amount of Debentures being purchased by such Buyer at the Closing.

            (d) Form of Payment. On the Closing Date, (i) each Buyer shall pay its aggregate
Purchase Price to the Company for the Debentures and the Warrants to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall deliver to each Buyer the Debentures (in the denominations as such Buyer shall have requested prior to the Closing) which such Buyer is then purchasing along with the Warrants (in the denominations as such Buyer shall have requested prior to the Closing) such Buyer is purchasing, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

         2. BUYER'S REPRESENTATIONS AND WARRANTIES.

         Each Buyer represents and warrants with respect to only itself that:

            (a) No Public Sale or Distribution. Such Buyer is (i) acquiring the Debentures and the Warrants, (ii) upon conversion of the Debentures will acquire the Conversion Shares, (iii) upon the receipt of any Interest Shares, will acquire such Interest Shares, and (iv) upon exercise of the Warrants will acquire the Warrant Shares, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in a manner that would violate the 1933 Act, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

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

            (b) Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D. Such Buyer is also an "institutional buyer" as such term is defined in Section 11.12(e) of Title 13 of the Official Compilation of Codes, Rules and Regulations of the State of New York.

            (c) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

            (d) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

            (e) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

            (f) Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or, in each case, a successor rule thereto); provided, however, that the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(f).

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


            (g) Legends. Such Buyer understands that the certificates or other instruments representing the Debentures and the Warrants and, until removed in accordance with Section 3(l) of the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

         [NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE][EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if (i) such Securities are registered for resale under the 1933 Act, and the Buyer has complied with Section 3(l) of the Registration Rights Agreement, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) such Securities are sold, assigned or transferred pursuant to Rule 144, or such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144(k).

            (h) Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         As an ind1ucement to the Buyers to enter into this Agreement and to consummate the transactions contemplated hereby, the Company represents and warrants to each of the Buyers that each and all of the following representations and warranties (as modified by the disclosure schedules delivered to the Buyers contemporaneously with the execution and delivery of this Agreement (the "SCHEDULES")) are true and correct as of the date of this Agreement. The Schedules shall be arranged by the Company in paragraphs corresponding to the sections and subsections contained in this Section 3.

            (a) Organization and Qualification. The Company and its "SUBSIDIARIES" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as whole, or on the transactions contemplated hereby and the other Transaction Documents, or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents. The Company has no Subsidiaries, except as set forth on Schedule 3(a).

            (b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Debentures, the Warrants, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), the Pledge and Security Agreement among the Company and the Buyers dated the date hereof (the "SECURITY AGREEMENT"), and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "TRANSACTION DOCUMENTS") and to issue the Securities in accordance with the terms hereof and thereof. Except as set forth on Schedule 3(b), the execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Debentures, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Debentures, the issuance of the Warrants and the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrants, have been duly authorized by the Company's Board of Directors and (other than the filing with the SEC of a Form D and one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement and other than filings with "Blue Sky" authorities as required therein) no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

            (c) Issuance of Securities. The issuance of the Debentures and the Warrants are duly authorized and are free from all taxes, liens and charges with respect to the issue thereof. As of the Closing, except as set forth on Schedule 3(c), the Company shall have reserved from its duly authorized capital stock not less than the sum of (i) 100% of the maximum number of shares of Common Stock issuable upon conversion of the Debentures (assuming for purposes hereof, that the Debentures are convertible at the Conversion Price and without taking into account any limitations on the conversion of the Debentures set forth in the Debentures) and (ii) 100% of the maximum number of shares of Common Stock issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants). Upon issuance or conversion in accordance with the Debentures or exercise in accordance with the Warrants, as the case may be, the Interest Shares, the Conversion Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of the representations made by each Buyer in Section 2, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

            (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Debentures, the Warrants, and the Interest Shares and, except as set forth on Schedule 3(d), the reservation for issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Articles of Incorporation or Bylaws (each as defined in Section 3(r)) of the Company or the governing documents of any of its Subsidiaries or the terms of any capital stock of the Company or any of its Subsidiaries; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and the rules and regulations of the OTC Bulletin Board (the "PRINCIPAL MARKET")) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

            (e) Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof (other than (v) the filing with the SEC of a Form D or one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (w) filings with "Blue Sky" authorities as required thereby, (x) filings required by the Security Agreement,
(y) the filing of the certificate of amendment to the Company's Articles of Incorporation, as contemplated by Section 4(q) and (z) as set forth on Schedule 3(e)). All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and the Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

            (f) Acknowledgment Regarding Buyer's Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company, (ii) an "affiliate" of the Company (as defined in Rule 144) or (iii) to the knowledge of the Company, a "beneficial owner" of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "1934 ACT")). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

            (g) No General Solicitation; Placement Agent's Fees. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. Except for the payment of expenses of Castlerigg Master Investments Ltd. to be reimbursed and the structuring fee to be paid to Castlerigg Master Investments Ltd. pursuant to pursuant to Section 4(g), the Company shall not pay any placement agent's fees, financial advisory fees, or brokers' commissions relating to or arising out of the transactions contemplated hereby. Notwithstanding the foregoing, the Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim.

            (h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates or any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

            (i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Debentures, and the number of Warrant Shares issuable upon exercise of the Warrants, will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Debentures in accordance with this Agreement and the Debentures and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

            (j) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation of the Company or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and any Buyer's ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

            (k) SEC Documents; Financial Statements. During the two years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

            (l) Absence of Certain Changes. Except as disclosed in Schedule 3(l)


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

or in the Company's Quarterly Report on Form 10-Q for the period ended February 28, 2006, since February 28, 2006, there has been no material adverse change and no material adverse development in the business, assets, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company. Except as disclosed in Schedule 3(l), since February 28, 2006, the Company has not (i) declared or paid any dividends, (ii) sold any assets or
(iii) had capital expenditures, individually or in the aggregate, in excess of $100,000, other than in connection with its ongoing oil and gas projects in the ordinary course of business. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(l), "INSOLVENT" means (i) the present fair saleable value of the Company's assets is less than the amount required to pay the Company's total Indebtedness (as defined in Section 3(s)), (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

            (m) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company, its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

            (n) Conduct of Business; Regulatory Permits. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Articles of Incorporation or Bylaws or other governing documents. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. During the two (2) years prior to the date hereof, (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. Except as set forth in Schedule 3(a), the Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

            (o) Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

            (p) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

            (q) Transactions With Affiliates. Except as set forth in the SEC Documents filed at least ten days prior to the date hereof, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

            (r) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 10,000,000 shares of preferred stock, $0.001 par value per share, none of which is issued and outstanding, and 200,000,000 shares of Common Stock, of which as of the date hereof, 99,022,565 shares are issued and outstanding, 4,580,000 shares are reserved for issuance pursuant to the Company's stock option and purchase plans and 95,323,757 shares are reserved for issuance pursuant to securities (other than the Debentures and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock (subject to increase to cover the anti-dilution provisions associated therewith). All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(r) or the Company's Quarterly Report on Form 10-Q for the period ending February 28, 2006: (i) none of the Company's share capital is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional share capital of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its

Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement);
(vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses. Schedule 3(r) contains true, correct and complete copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "ARTICLES OF INCORPORATION"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "BYLAWS"), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

            (s) Indebtedness and Other Contracts. Except as disclosed in the Company's Quarterly Report on Form 10-Q for the period ended February 28, 2006, or Schedule 3(s), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect, except as otherwise disclosed in
Schedule 3(s). Schedule 3(s) provides a detailed description of the material terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) "INDEBTEDNESS" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, "capital leases" in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and
(z) "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

            (t) Absence of Litigation. Except as set forth in Schedule 3(t), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency (including the SEC), self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or its Subsidiaries' officers or directors.

            (u) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

            (v) Employee Relations. Neither Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary. No executive officer of the Company or any of its Subsidiaries, to the knowledge of the Company or any such Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any such Subsidiary to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

            (w) Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company and its Subsidiaries.

            (x) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights ("INTELLECTUAL PROPERTY RIGHTS") necessary to conduct their respective businesses as now conducted. None of the Company's Intellectual Property Rights have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

            (y) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term "ENVIRONMENTAL LAWS" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "HAZARDOUS MATERIALS") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

            (z) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

            (aa) Investment Company. The Company is not, and is not an affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            (bb) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject,
(ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

            (cc) Internal Accounting and Disclosure Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the 1934
Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as set forth on Schedule 3(cc), during the twelve months prior to the date hereof, neither the Company nor any of its Subsidiaries have received any notice or correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

            (dd) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

            (ee) Ranking of Debentures. Except as permitted by the Debentures, no Indebtedness of the Company will rank senior to or pari passu with the Debentures in right of payment, whether with respect to payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

            (ff) Form S-3 Eligibility. Upon either (i) the listing and registration of shares of Common Stock on a national securities exchange or (ii) the quotation of Common Stock on an automated quotation system of a national securities association, the Company will be eligible to register the Conversion Shares, the Warrant Shares and the Interest Shares for resale by the Buyers using Form S-3 promulgated under the 1933 Act, as such form is in effect on the date hereof. For the avoidance of doubt, this Section 3(ff) shall not obligate the Company to list and register of shares of Common Stock on a national securities exchange, or have the Common Stock quoted on an automated quotation system of a national securities association.

            (gg) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

            (hh) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities (except for customary placement fees payable in connection with this transaction), or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company (except for customary placement fees payable in connection with this transaction).

            (ii) Disclosure. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company since March 10, 2005 did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, except for information that will be contained within the Company's next due Form 10-Q and information relative to this transaction.

         4. COVENANTS.

            (a) Commercially Reasonable Efforts. Each party shall use commercially reasonable efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

            (b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

            (c) Reporting Status. Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all the Conversion Shares, Interest Shares and Warrant Shares and none of the Debentures or Warrants is outstanding (the "REPORTING PERIOD"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

            (d) Use of Proceeds. The Company will use the proceeds from the sale of the Securities for the fees and expenses associated with the sale of the Debentures and Warrants: (ii) for drilling, development and related operational costs associated with the Company's projects in the Fayetteville Shale, and Barnett Shale, and to a lesser extent, in Colorado (Whitewater) (including those amounts necessary to bring the Company's capital account into balance with its other Woodruff County partners and repay its Woodruff County partners for any outstanding advances on behalf of the project); (iii) to fund debt service on the Debentures; and (iv) for general corporate purposes.

            (e) Financial Information. The Company agrees to send the following to each Investor (as defined in the Registration Rights Agreement) during the Reporting Period (i) unless filed with the SEC through EDGAR and available to the public through the EDGAR system, within one business day after the filing thereof with the SEC, a copy of all Annual Reports on Form 10-K or 10-KSB, any interim reports or any consolidated balance sheets, income statements, stockholders' equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

            (f) Listing. To the extent the Company's Registrable Securities are listed upon a national securities exchange or automated quotation system that provides for the listing of securities, the Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock's authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

         (g) Fees. The Company shall (i) reimburse Castlerigg Master Investments Ltd. (a Buyer) or its designee(s) (in addition to any other expense amounts paid to any Buyer prior to the date of this Agreement) for all reasonable costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all reasonable legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith) and (ii) pay Castlerigg Master Investments Ltd. (a Buyer) or its designee(s) in cash a structuring fee in an amount equal to $300,000 (i.e., $411,000, less a withholding amount of up to $111,000), which amounts, less $75,000 (which previously has been paid by the Company to Castlerigg Master Investments Ltd.), shall be withheld by such Buyer from its Purchase Price at the Closing. The Company and such Buyer acknowledge and agree that the Company is responsible for paying the applicable withholding taxes relating to such structuring fee in accordance with applicable law. The Company will advise such Buyer of its intention to withhold and such Buyer will have the opportunity to submit such forms as may be necessary to evidence its entitlement to an exemption from or a reduced rate of withholding tax. After the Company pays such structuring fee to such Buyer and pays the applicable withholding taxes, the Company will have no further obligation to pay any additional structuring fee or withholding taxes with respect thereto. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or broker's commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.

         (h) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

        (i) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the second business day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of Debentures, the form of Warrant and the Registration Rights Agreement) (including all attachments, the "8-K FILING"). Any material non-public information provided by the Company to any Buyer in connection with this transaction shall be included by the Company within the aforementioned 8-K Filing. From and after the filing of the 8-K Filing with the SEC, the Company represents and acknowledges that that no Buyer shall be in possession of any material, nonpublic information received from the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Buyer. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer may, but shall not be obligated to, notify the Company of such breach and the material, nonpublic information the receipt of which resulted in such breach. Within two business days of receipt of such notice, the Company shall either (a) deliver a notice to such Buyer certifying such material, non-public information has already been publicly disclosed by the Company or (b) make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of any applicable Buyer, the Company shall not disclose the name of any Buyer or its affiliates in any filing, announcement, release or otherwise.

            (j) Restriction on Redemption and Cash Dividends. So long as any Debentures are outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, the Common Stock without the prior express written consent of the holders of Debentures representing not less than a majority of the aggregate principal amount of the then outstanding Debentures.

            (k) Additional Debentures; Variable Securities; Dilutive Issuances. So long as any Buyer beneficially owns any Securities, the Company will not issue any Debentures (other than to the Buyers as contemplated hereby) and the Company shall not issue any other securities that would cause a breach or default under the Debentures. For so long as any Debentures or Warrants remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary after issuance with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price, unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Debentures) with respect to the Common Stock into which any Debenture is convertible or the then applicable Exercise Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable. For purposes of clarification, this does not prohibit the issuance of securities with customary "weighted average" or "full ratchet" anti-dilution adjustments which adjust a fixed conversion or exercise price of securities sold by the Company in the future. For so long as any Debentures or Warrants remain outstanding, the Company shall not, in any manner, enter into or effect any Dilutive Issuance (as defined in the Debentures) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon conversion of any Debentures or exercise of any Warrant any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Debentures and exercise of the Warrants without breaching the Company's obligations under the rules or regulations of the Principal Market.

            (l) Corporate Existence. So long as any Buyer beneficially owns any Securities, the Company shall not be party to any Fundamental Transaction (as defined in the Debentures) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Debentures and the Warrants.

            (m) Incurrence of Liens. So long as any Debentures are outstanding, the Company shall not, directly or indirectly, allow or suffer to exist any Lien, other than Permitted Liens (as defined in the Debentures), upon any property or assets (including accounts and contract rights) owned by the Company.

            (n) Reservation of Shares. On and after the Stockholder Approval Deadline set forth in Section 4(q), the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the sum of the number of Interest Shares issuable pursuant to the terms of the Debentures, shares of Common Stock issuable upon conversion of all of the Debentures and shares of Common Stock issuable upon exercise of the Warrants.

            (o) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

            (p) Additional Issuances of Securities.

               (i) For purposes of this Section 4(p), the following definitions shall apply.

                     (1) "CONVERTIBLE SECURITIES" means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

                     (2) "OPTIONS" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

                     (3) "COMMON STOCK EQUIVALENTS" means, collectively, Options and Convertible Securities.

               (ii) From the date hereof until 120 business days following the Effective Date (as defined in the Registration Rights Agreement) the Company will not, directly or indirectly file any registration statement with the SEC other than (i) the Registration Statement (as defined in the Registration Rights Agreement) and (ii) an amendment to the Company's Registration Statement on Form S-1 (No. 333-131913) (provided that such amendment does not increase the quantity of registered shares under such registration statement).

               (iii) From the Effective Date until the third anniversary of the Closing Date, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life, and under any circumstance, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents or debt securities (any such offer, sale, grant, disposition or announcement being referred to as a "SUBSEQUENT PLACEMENT") unless the Company shall have first complied with this Section 4(p)(iii).

                     (1) The Company shall deliver to each Buyer a written notice (the "OFFER NOTICE") of any proposed or intended issuance or sale or exchange (the "OFFER") of the securities being offered (the "OFFERED SECURITIES") in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers the Offered Securities, allocated among such Buyers (a) based on such Buyer's allocable pro rata portion of the aggregate principal amount of Debentures purchased hereunder, and (b) with respect to each Buyer that elects to purchase its pro rata portion of such Offered Securities, any additional portion of the Offered Securities attributable to the pro rata portion of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their pro rata portions (the "UNDERSUBSCRIPTION AMOUNT"). Notwithstanding the above, the Buyers shall only have the right to participate as set forth above in any Subsequent Placements to the extent of 100% for any Subsequent Placement up to $10 million, and with respect to any Subsequent Placements in excess of the first $10 million, up to each such Buyer's pro rata portion, calculated based on such Buyer's ownership of shares of Common Stock, on an "as converted" basis, compared to the then-outstanding shares of Common Stock. For purposes of this Agreement, a Buyer's allocable pro rata portion of any Offered Securities shall be defined as the "ALLOCABLE PORTION".

                     (2) To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the tenth business day after such Buyer's receipt of the Offer Notice (the "OFFER Period"), setting forth the portion of such Buyer's Allocable Portion that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Allocable Portion, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the "NOTICE OF ACCEPTANCE"). If the Allocable Portions subscribed for by all Buyers are less than the total of all of the Allocable Portions, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Allocable Portions subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Allocable Portions and the Allocable Portions subscribed for (the "AVAILABLE UNDERSUBSCRIPTION AMOUNT"), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Allocable Portion of such Buyer bears to the total Allocable Portions of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary.

                     (3) The Company shall have fifteen business days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers (the "REFUSED SECURITIES"), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice.

                     (4) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(p)(iii)(3) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(p)(iii)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to Section 4(p)(iii)(3) above prior to such reduction) and (ii) the denominator of which shall be the original number or amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(p)(iii)(1) above.

                     (5) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyers shall acquire from the Company, and the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of

         Acceptance, as reduced pursuant to Section 4(p)(iii)(4) above if the Buyers have so elected, upon the terms and conditions specified in the Offer Notice. The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Buyers and their respective counsel.

                     (6) Any Offered Securities not acquired by the Buyers or other Persons in accordance with Section 4(p)(iii)(3) above may not be issued, sold or exchanged until they are again offered to the Buyers under the procedures specified in this Agreement.

               (iv) The restrictions contained in subsections (ii) and (iii) of this Section 4(p) shall not apply in connection with the issuance of any Excluded Securities (as defined in the Debentures) or any security issued in a bona fide underwritten public offering by the Company or any of its Subsidiaries.

            (q) Amendment of Articles; Stockholder Approval. The Company shall, no later than 75 days after the Closing Date (or 90 days, in the event of SEC review of the Information Statement (as hereinafter defined) (the "STOCKHOLDER APPROVAL DEADLINE")), amend its Articles of Incorporation to increase the Company's authorized shares of Common Stock to an amount equal to at least 100% of the amount that would allow the issuance of all of the Interest Shares issuable pursuant to the terms of the Debentures, all of the shares of Common Stock issuable upon conversion of all of the Debentures and all of the shares of Common Stock issuable upon exercise of the Warrants. Without limiting the generality of the foregoing, the Company shall provide each stockholder an information statement, substantially in the form which has been previously reviewed by the Buyers and McDermott Will & Emery LLP (the "INFORMATION STATEMENT"), providing for such increase in authorized shares in accordance with applicable law (such affirmative approval being referred to herein as the "STOCKHOLDER APPROVAL"). The Company shall be obligated to use its best efforts to obtain the Stockholder Approval by the Stockholder Approval Deadline.

            (r) Trading Restrictions. During each Company Conversion Measuring Period (as defined in the Debentures), no Buyer, nor any of such Buyer's affiliates that it exercises investment discretion over, may engage in a Restricted Activity other than the sale of shares of Common Stock received upon a Company Conversion (as defined in the Debentures), upon a conversion of Debentures pursuant to Section 3 of the Debentures, upon exercise of any Warrants or the transfer of any Debentures or Warrants as permitted by their terms. "RESTRICTED ACTIVITY" means (i) any Acquisition or Disposition, in open market transactions of (A) any shares of Common Stock or (B) any securities convertible into or exchangeable for or derivative of shares of Common Stock and
(ii) any other action taken intentionally for the purpose of manipulating the price of shares of Common Stock. "ACQUISITION" means any direct or indirect voluntary acquisition or purchase (other than by merger, consolidation, combination, recapitalization or other reorganization, or by operation of law). "DISPOSITION" means any direct or indirect voluntary sale, or monetization, including through a Subsidiary or by means of an equity offering by any such Subsidiary, but shall not include, any of the actions contemplated by Section 4(h) or any disposition thereunder.

         5. REGISTER; TRANSFER AGENT INSTRUCTIONS.

            (a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Debentures and the Warrants in which the Company shall record the name and address of the Person in whose name the Debentures and the Warrants have been issued (including the name and address of each transferee), the principal amount of Debentures held by such Person, the number of Conversion Shares issuable upon conversion of the Debentures and Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

            (b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company ("DTC"), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares, the Interest Shares, if any, and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Debentures or exercise of the Warrants in the form of Exhibit D attached hereto (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(g), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares, Interest Shares, or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this
Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to seek an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

         6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

            (a) The obligation of the Company hereunder to issue and sell the Debentures and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

            (i) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

            (ii) Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price (less, in the case of Castlerigg Master Investments Ltd., the amounts withheld by it pursuant to Section 4(g)) for the Debentures and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

            (iii) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

         7. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

            (a) The obligation of each Buyer hereunder to purchase the Debentures and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

               (i) The Company shall have executed and delivered to such Buyer
(A) each of the Transaction Documents and (B) the Debentures (in such denominations as such Buyer shall have requested prior to the Closing) and the related Warrants (in such denominations as such Buyer shall have requested prior to the Closing) being purchased by such Buyer at the Closing pursuant to this Agreement.

               (ii) Such Buyer shall have received the opinions of Buchanan Ingersoll, PC, and Woodburn & Wedge, each the Company's outside counsel, dated as of the Closing Date, in substantially the form of Exhibit E attached hereto.

               (iii) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent.

               (iv) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date reasonably proximate to the Closing Date.

               (v) The Company shall have delivered to such Buyer a certificate evidencing the Company's qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business, as of a date reasonably proximate to Closing Date.

               (vi) The Company shall have delivered to such Buyer a certified copy of the Articles of Incorporation as certified by the Secretary of State of the State of Nevada reasonably proximate to the Closing Date.

               (vii) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company's Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Articles of Incorporation and (iii) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit F.

               (viii) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit G.

               (ix) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

               (x) The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

               (xi) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

               (xii) The Company shall have obtained all consents, amendments and/or waivers required under the Securities Purchase Agreement dated as of January 5, 2006 among the Company and the buyers named therein and the other transaction documents entered into in connection therewith (collectively, the "ORIGINAL TRANSACTION DOCUMENTS"), necessary for the consummation of the transactions contemplated by the Transaction Documents (including sale of the Securities) or as any Buyer or its counsel may reasonably request.

               (xiii) The Company shall have delivered to such Buyer, written consents in the form attached hereto as Exhibit H, executed by stockholders holding at least 51% of the outstanding shares of Common Stock, indicating such stockholders' consent to the amendment to the Articles of Incorporation contemplated by Section 4(q).

               (xiv) The Company and its Subsidiaries shall have executed and delivered to such Buyer the Security Agreement encumbering all the assets of the Company and its Subsidiaries.

               (xv) The Company shall have obtained and delivered to such Buyer searches of Uniform Commercial Code filings in the jurisdiction of formation of the Company and its Subsidiaries, the jurisdiction of the chief executive office of the Company and its Subsidiaries and each jurisdiction where any Collateral (as defined in the Security Agreement) is located or where a filing would need to be made in order to perfect the Buyers' security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens.

               (xvi) The Company and its Subsidiaries shall have executed and delivered to such Buyer UCC financing statements for each appropriate jurisdiction as is necessary, in the Buyers' sole discretion, to perfect the Buyers' security interest in the Collateral.

               (xvii) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

         8. INTENTIONALLY DELETED.

         9. TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before five business days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, if this Agreement is terminated pursuant to this Section 9, the Company shall remain obligated to reimburse the non-breaching Buyers for the expenses described in Section 4(g) above.

         10. MISCELLANEOUS.

            (a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

            (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

            (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

            (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

            (e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the aggregate number of Registrable Securities issued and issuable hereunder, and any amendment to this Agreement made in conformity with the provisions of this Section 10(e) shall be binding on all Buyers and holders of Securities, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Debentures or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

            (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Company,

         Maverick Oil and Gas, Inc.
         888 East Las Olas Boulevard, Suite 400
         Fort Lauderdale, Florida 33301
         Telephone:        954 463-5707
         Facsimile:        954 463-6260
         Attention:        Mr. V. Ray Harlow, CEO

         With a copy (for informational purposes only) to:

         Stephen M. Cohen, Esq.
         SMC Capital Advisors, Inc., General Counsel
         1835 Market Street, Suite 1500
         Philadelphia, PA 19103
         Telephone:        215 545-2702
         Facsimile:        215 545-2862

         and to

         Brian North, Esq.
         Buchanan Ingersoll, PC
         1835 Market Street, 14th floor
         Philadelphia, PA 19103
         Telephone:        215 665-3828
         Facsimile:        215 665-8760

         If to the Transfer Agent:

         Holladay Stock Transfer, Inc.
         2939 North 67th place
         Scottsdale, AZ 85251
         Telephone:        480 481-3940
         Facsimile:        480 481-3941
         Attention:        Sharon M. Owen or Thomas C. Lauks

         If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers,

         with a copy (for informational purposes only) to:

         McDermott Will & Emery LLP
         340 Madison Avenue
         New York, New York  10017
         Telephone:        212 547-5400
         Facsimile:        212 547-5444
         Attention:        Stephen E. Older, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

         (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Debentures or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate number of Registrable Securities issued and issuable hereunder, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Debentures and the Warrants). A Buyer may assign some or all of its rights hereunder in connection with transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

         (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

         (i) Survival. Unless this Agreement is terminated under Section 9, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 10 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

         (j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         (k) Indemnification. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each

Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or
(c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(i), or (iv) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnification provided in this Section 10(k) shall not apply to any indemnified Liabilities which are the subject of the indemnification provided for in Section 6 of the Registration Rights Agreement, as well as shall not apply to those matters covered by the express exceptions to indemnification provided by Section 6 of the Registration Rights Agreement. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 10(k) shall be the same as those set forth in
Section 6 of the Registration Rights Agreement.

         (l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         (m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

         (n) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         (o) Independent Nature of Buyers' Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                    COMPANY:

                                    MAVERICK OIL AND GAS, INC.


                                    By:___________________________

                                       Name:

                                       Title:

         IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                    BUYERS:




                                    By:___________________________

                                       Name:

                                       Title:

         IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.




                                    By:___________________________

                                       Name:

                                       Title:


                               SCHEDULE OF -BUYERS


           (1)                       (2)                      (3)                         (4)                      (5)


                                                           AGGREGATE
                                                           PRINCIPAL            AGGREGATE NUMBER OF
                                                           AMOUNT OF                  WARRANTS             LEGAL REPRESENTATIVE'S
          BUYER           ADDRESS AND FACSIMILE NUMBER     DEBENTURES                                  ADDRESS AND FACSIMILE NUMBER

------------------------------------------------------------------------------------------------------------------------------------


                                 EXHIBITS

Exhibit A         Form of Debentures
Exhibit B         Form of Warrants
Exhibit C         Registration Rights Agreement
Exhibit D         Irrevocable Transfer Agent Instructions
Exhibit E         Form of Outside Company Counsel Opinion
Exhibit F         Form of Secretary's Certificate
Exhibit G         Form of Officer's Certificate
Exhibit H         Shareholder Consents

                                 SCHEDULES

Schedule 3(a)     Subsidiaries
Schedule 3(b)     Authorization; Enforcement; Validity
Schedule 3(c)     Issuance of Securities
Schedule 3(d)     No Conflicts
Schedule 3(e)     Consents
Schedule 3(l)     Absence of Certain Changes
Schedule 3(r)     Equity Capitalization
Schedule 3(s)     Indebtedness and Other Contracts
Schedule 3(t)     Absence of Litigation
Schedule 3(cc)    Internal Accounting and Disclosure Controls

                   SCHEDULES TO SECURITIES PURCHASE AGREEMENT


         These are the Schedules referred to in Section 3 of that certain Securities Purchase Agreement dated as of June 21, 2006 (the "Agreement") by and among the Buyers referred to therein (the "Buyers") and Maverick Oil and Gas, Inc. (the "Company"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement. The headings in the Schedules are for convenience of reference only.

         Nothing in the Schedules is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant unless clearly specified to the contrary herein. Any disclosure on one Schedule shall be deemed to be disclosed on each other Schedule, provided that the qualification of the related statement in the Agreement is reasonably apparent on its face. Inclusion of any item in the Schedules shall not constitute, or be deemed to be, an admission to any third party concerning such item. The Schedules include descriptions of instruments or brief summaries of certain aspects of the Company and its business and operations. The descriptions and brief summaries are not necessarily complete and are provided in the Schedules to identify documents or other materials previously delivered or made available.

                 SCHEDULE 3(A) - ORGANIZATION AND QUALIFICATION

              MAVERICK OIL AND GAS, INC. & SUBSIDIARIES/AFFILIATES
                            STATUS OF GOOD STANDINGS

           NAME OF ENTITY                   EIN#           DOMESTIC            FOREIGN                   D/B/A
                                                         JURISDICTION       QUALIFICATION            (IF APPLICABLE)

     Maverick Oil and Gas, Inc.          98-0377027         Nevada
                                                                               Florida


   Maverick Operating Company LLC        20-2820985          Texas       Texas (Comptroller)
                                                                             Texas - SOS
                                                                              Arkansas


   Maverick Turner Escalera, LLC         20-2249653        Delaware
                                                                               Florida
                                                                         Texas (Comptroller)
                                                                             Texas - SOS


     Maverick Whitewater, LLC           20-2249712        Delaware
                                                                              Colorado
                                                                               Florida

    Maverick Zapata County, LLC          20-2822239        Delaware
                                                                               Florida
                                                                         Texas (Comptroller)            Maverick Zapata
                                                                             Texas - SOS             County Exploration,
                                                                                                              LLC


              RBE, LLC                   84-1653499        Delaware
                                                                                Florida
                                                                          Texas (Comptroller)
                                                                              Texas - SOS


  Maverick Basin Exploration, LLC        13-4282789        Delaware
                                                                               Florida
                                                                         Texas (Comptroller)         Maverick Deep Basin
                                                                             Texas - SOS               Exploration, LLC

   Maverick Woodruff County, LLC         45-0527640        Delaware
                                                                              Arkansas
                                                                               Florida

     Ferrell RBE Holdings, LLC           35-2235277        Delaware



                           SCHEDULE 3(B)-AUTHORIZATION

The Company does not presently have a sufficient number of shares of Common Stock authorized for issuance under its Articles of Incorporation to satisfy any of the conversion, redemption, issuance or exercise features of the Debentures or Warrants. The Board of Directors of the Company has approved an amendment to the Company's Articles of Incorporation which would increase the number of shares of Common Stock authorized for issuance from 200 million to 260 million (the "Amendment"). The Company has also received written consents from the holders of over 50% of its outstanding shares of Common Stock authorizing this Amendment. The Company intends to file with the Securities and Exchange Commission an information statement relating to the Amendment under Regulation 14C (the "Information Statement") as soon as practicable after the Closing and to thereafter distribute the Information Statement pursuant to the requirements of Regulation 14C. Changes in the Conversion Price or Exercise Price after the Subscription Date could result in an insufficient number of authorized shares of Common Stock for issuance pursuant to the Debentures and the Warrants.

                      SCHEDULE 3(C)-ISSUANCE OF SECURITIES

By resolution of its Board of Directors, the Company has, subject to the Amendment, fully reserved from its duly authorized capital stock 130% of the maximum number of shares of Common Stock issuable upon Conversion of the Debentures (assuming that the Debentures are convertible at the Conversion Price in effect on the Subscription Date) and 130% of the maximum number of shares of Common Stock issuable upon exercise of the Warrants (assuming that the Warrants are exercisable at the Exercise Price in effect on the Subscription Date). Changes in the Conversion Price or Exercise Price after the Subscription Date could result in an insufficient number of authorized shares of Common Stock for issuance pursuant to the Debentures and the Warrants.

                          SCHEDULE 3(D) - NO CONFLICTS


Please refer to discussion in Section 3(b) above.


                             SCHEDULE 3(E)-CONSENTS
To effectuate the Amendment, which is required for the issuance of Common Stock pursuant to the Debentures and Warrants,: (i) the Company will be required to rely upon the consent resolutions provided by its principal shareholders; and
(ii) the Company will need to file the Information Statement with the SEC and incorporate any comments made by its staff. For the purposes hereof, the Company has presumed that it has secured the consent of the Buyers under the terms of the convertible debentures and warrants issued to them pursuant to the Securities Purchase Agreement dated January 5, 2006 (the "January SPA") between the Company and the Buyers

                    SCHEDULE 3(L)-ABSENCE OF CERTAIN CHANGES

Since February 28, 2006, the Company has continued to operate in the normal course. However, as an early stage enterprise, the Company has continued to incur material losses and cash flow deficits for its third fiscal quarter. During the third fiscal quarter, the Company has primarily exhausted its liquid capital resources. Given that situation and the short term maturity of the Debentures, the Company may need to include reference to a "going concern" risk in its Quarterly Report on Form 10-Q for its third fiscal quarter. The Company has incurred capital expenditures during its third fiscal quarter in excess of $100,000 in connection with its ongoing drilling and lease acquisition projects.

In connection with registration rights granted (see Schedule 3(r) below) to investors who purchased securities during 2004 and 2005, certain claims may be asserted in connection with the Company's failure to renew its Prospectus dated August 1, 2005, although based upon: (i) the scope of the registration rights agreed to; (ii) the ability of most of those shareholders to sell under Rule 144; and (iii) the market price of the Company's common stock since the Prospectus became "stale", the Company does not believe any of these claims could be material.




                      SCHEDULE 3(R) - EQUITY CAPITALIZATION

CAPITALIZATION

The Company's equity capitalization is summarized on attached Schedule "A", and in the Company's most recent prospectus dated May 4, 2006.

The capitalization information provided above does not include the following proposed issuance of securities which the Company intends to complete once the closing of the sale of the Debentures occurs and once its Articles of Incorporation are amended to increase its authorized shares available for issuance:

o The Company has agreed to issue up to 1.5 million shares of its Common Stock, as follows: (i) approximately 1.2 million shares to a third party for its role in facilitating leasehold acquisitions; (ii) 115,000 shares to the Company's investor relations firm; and (iii) 50,000 shares to an investment bank for its role in a proposed acquisition in 2005.

o The Company has agreed to issue warrants to purchase 200,000 shares of Common Stock to an investment banker at an exercise price of $2.00 per share for capital advisory services provided during the first and second quarters of fiscal 2006.

PREEMPTIVE AND SIMILAR RIGHTS

The Buyers have the rights set forth in Section 4(p) of the Schedules to the Securities Purchase Agreement dated January 5, 2006 (the "January 2006 SPA").

OUTSTANDING OPTIONS AND WARRANTS

The Company has issued the options and warrants identified in Schedule "A"

OUTSTANDING DEBT SECURITIES AND NOTES

The convertible debentures issued to the Buyers in the January 2006 SPA are outstanding

Advances made to the Fayetteville project by the Woodruff County partners, referred to at Schedule 3(s).

FINANCING STATEMENTS

Reference is made to the lien searches secured by the Company and provided to the Buyers on or before the date hereof.
..
REGISTRATION RIGHTS:

Registration rights remain in effect covering those transactions and shares identified in the schedules to the January 2006 SPA

Registration rights remain in effect with respect to the shares covered by the Company's Prospectus dated August 1, 2005.

The Registration Rights Agreement related to the January 2006 SPA provides the Buyers with the registration rights set forth therein.

ANTI-DILUTION ADJUSTMENTS

Full-ratchet rights associated with warrants issued or issuable to Trident Growth Fund in connection with October 2005 transaction (@$1.00) and 200,000 Warrants issued to Trident in July 2004 (@$1.00) (although as a result of the convertible debentures and associated warrants, issued pursuant to the January 2006 SPA the exercise price of the Trident Warrants has already been reduced to $.93 per share.) Full-ratchet rights contained in the warrants issued to the Buyers pursuant to the January 2006 SPA.

                SCHEDULE 3(S) - INDEBTEDNESS AND OTHER CONTRACTS

Those advances made to the Woodruff County project on behalf of the Company.

Indebtedness under the convertible debentures issued pursuant to the January 2006 SPA.




                      SCHEDULE 3(T) - ABSENCE OF LITIGATION



Please see our response to Schedule Item 3(t) to the January 2006 SPA. Also, we have recently received a claim notice from Frontline Energy in connection with services rendered under a Master Land Services contract with Frontline relating to the engagement and payment of landmen deployed in connection with the Fayetteville Shale project. The Frontline claim notice demands full payment under the Master Land Services contract. The Company has no dispute relative to a majority of the claim amount, and intends to pay the undisputed amount upon the closing of this transaction. Between $50,000-$80,000 of the claim amount is in dispute and is being reviewed by the Company. As of June 16, 2006, we received notice that Frontline filed a materialman's lien on our Woodruff County leasehold acreage asserting the amount of the claim. While our local counsel advises us that there are certain procedural defects to Frontline's filing in Arkansas, we are not likely to challenge the lien; but rather, pay-off the claim shortly following the closing.

           SECTION 3(CC) - INTERNAL ACCOUNTING AND DISCLOSURE CONTROLS

         As disclosed in the Company's Quarterly Report on Form 10-Q for the period ended November 30, 2005, some accounting entries relating to debt and equity instruments required adjustment upon review by our independent auditors.

                                   SCHEDULE A